U.S. ENERGY CORP.

Corporate Overview

January 2022







Disclaimer & Forward-Looking Statements

U.S. ENERGY CORP.

Forward Looking Statements

The information in this presentation includes "forward-looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included in this presentation, regarding our strategy, future operations, financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this presentation, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on U.S. Energy Corp. ("USEG" or the "Company") current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, risks associated with the integration of the recently acquired assets; the Company's ability to recognize the expected benefits of the acquisitions and the risk that the expected benefits and synergies of the acquisitions may not be fully achieved in a timely manner, or at all; the amount of the costs, fees, expenses and charges related to the acquisitions; the Company's ability to comply with the terms of its senior credit facilities; potential adverse reactions or changes to business relationships resulting from the announcement of the purchase and sale agreements; the ability of the Company to retain and hire key personnel; uncertainty as to the long-term value of the common stock of the Company following the closing of the purchase and sale agreements; the business, economic and political conditions in the markets in which the Company operates; fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities; competition; operating risks; acquisition risks; liquidity and capital requirements; the effects of governmental regulation; adverse changes in the market for the Company's oil and natural gas production; dependence upon third-party vendors; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general; the lack of capital available on acceptable terms to finance the Company's continued growth; and other risk factors included from time to time in documents U.S. Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company's publicly filed reports, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and the definitive proxy statement relating to the Transactions as filed with the SEC on November 9, 2021. These reports and filings are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete.

The forward-looking statements included in this presentation are made only as of the date hereof. U.S. Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, U.S. Energy undertakes no obligation to update these statements after the date of this presentation, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by U.S. Energy. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact the Company's strategy and change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered and/or as disclosed herein. The reserves and PV-10 estimates discussed herein are based on an internal reserves report prepared on October 1, 2021, with estimated valuation information based on "Strip Pricing" (commodity prices based on NYMEX, Henry Hub and WTI futures prices) as of January 6, 2022. We believe that the use of Strip Pricing provides useful information about our reserves, as the forward prices are based on the market's forward-looking expectations of oil and natural gas prices as of a certain date. Strip prices are not necessarily a projection of future oil and natural gas prices or the values we may receive for the sale of oil and gas. PV-10 is also not a substitute for the Standardized Measure of discounted future net cash flows. Neither PV-10 nor the Standardized Measure purport to represent the fair value of our oil and natural gas reserves.

Our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or cost increases.

This presentation has been prepared by USEG and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although USEG believes these third-party sources are reliable as of their respective dates, USEG has not independently verified the accuracy or completeness of this information. Some data is also based on USEG's good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above.

This document and any related presentation do not constitute an offer or invitation to subscribe for or purchase any securities, and it should not be construed as an offering document. This presentation does not constitute a recommendation regarding any securities of U.S. Energy Corp.

U.S. Energy Corp. Overview

U.S. ENERGY CORP.

U.S. Energy is a growth-focused energy company engaged in operating a portfolio of mature, low decline assets that will allow the Company to execute on a peer-leading capital returns program to shareholders.

USEG Overview

Energy Company with Track Record of M&A and Capital Markets Execution

- Nasdaq listed E&P Company with oil-weighted PDP reserves, approximately $3.5 mm in cash, and $3.5 mm of debt.
- Recently completed three separate asset acquisitions adding an estimated total of ~$111 mm PDP PV-10 for total purchase aggregate consideration of ~$73 mm.

Stable Oil Weighted Production Profile with Geographic Diversification

- Producing assets across multiple basins lend to production diversity.
- Mature, oil weighted production profile.
- Company operates ~90% of reserve base.
- Estimated PDP Reserves of 6,305 Mboe (80% oil).
- Estimated PDP PV-10 of $132.6 mm.

Strong and Simplified Balance Sheet with Sustainable Corporate Overhead Levels

- Recently entered into new $100.0 mm credit facility with $15.0 mm borrowing base.
- Successfully executed three equity capital market transactions that raised a net total of $10.9 mm.
- Eliminated $3.5 mm preferred stock.
- Minimal existing debt and positive working capital.

Asset Overview Map – U.S. Energy Corp.



Company Highlights	Current[(1)(2)]
Enterprise Value ($mm) (Assuming Share Price of $3.38)	$83.1
Debt ($mm)	$3.5
Cash ($mm)	$3.5
Estimated Proved Producing Reserves (Mmboe)[(1)]	6.3
Estimated Proved Producing Reserves PV-10 ($MM)[(2)]	$132.6
Estimated PDP PV-10 ($MM)	$132.6
% Oil / Gas Mix	80% Oil / 20% Gas

(1) Reserves based on internal October 1, 2021 report.
(2) NYMEX and Henry Hub Strip oil and natural gas pricing as of 1/5/22.

U.S. Energy Reserves Summary

U.S. ENERGY CORP.

US Energy Corp. Estimated Reserves Summary (October 1, 2021)[(1)]

	Oil (Mbbl)	Natural Gas (MMCF)	Total Reserves (MBOE)	% of Total Reserves	PV-10[(2)] ($MM)	% Oil
Proved Producing Reserves ("PDP")	5,026	7,675	6,305	100%	$132.6	80%
Total Proved Reserves	**5,026**	**7,675**	**6,305**	**100%**	**$132.6**	**80%**

U.S. Energy Asset Map



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2
3
4

Overview

- Asset diversification in areas with existing Company operations and experience:
  1. Rockies
  2. Mid-Con
  3. South Texas/Gulf Coast
  4. West Texas
- Estimated PDP reserves of 6,305 Mboe (80% oil).
- Estimated PDP PV-10 of $132.6 mm.
- U.S. Energy operates over 90% of its asset base.

(1) Reserves based on internal October 1, 2021 report of U.S. Energy and the assets acquired in January 2022 transaction
(2) NYMEX and Henry Hub Strip oil and natural gas pricing as of 1/5/22

Recent Transaction Overview

Transaction Strategic Rationale & Overview

- Recently closed transactions have created a diversified, low leverage, free cash flow generating oil and gas company focused on continued consolidation.
- The assets were acquired from three private entities and not publicly marketed.
- The acquired assets consist of mature, low decline properties generating stable free cash flows with low capital intensity.
- With increased size and scale, U.S. Energy plans to optimize the cost structure of the combined asset base and provide enhanced access to lower cost capital.
- The total consideration for the acquired assets was ~$72.4 million comprised of:
  - 19.9 million shares of USEG common stock valued at $67.6 million using the closing price of USEG stock on 1/6/22.
  - $1.25 million of cash.
  - Assumption of $3.50 million of indebtedness.
- The Board of Directors is comprised of four existing U.S. Energy directors and three directors appointed by the sellers.
  - Seasoned and experienced energy professional John Weinzierl will serve as U.S. Energy's Chairman.
  - Ryan Smith will continue to serve as CEO and a Board member.

U.S. Energy Transformation

Company Highlights	Pre-Acquisition	Acquired Assets	Pro Forma USEG
Market Cap. ($mm)	$15.9	N/A	$83.1
Debt ($mm)	$0.0	$3.5	$3.5
Cash ($mm)	N/A	N/A	$3.5
PDP Reserves (Mboe) (1)(2)	1,468	4,837	6,305
PDP PV-10 ($MM) (1)(2)	$21.5	$111.1	$132.6
% Oil / Gas Mix	75% / 25%	81% / 19%	80% / 20%

Geographic Footprint of Acquired Assets



(1) *NYMEX and Henry Hub Strip oil and natural gas pricing as of 1/5/22*
(2) *Reserves based on internal October 1, 2021 report*

Transformational Transaction Detail

U.S. ENERGY CORP.

Transaction Highlights

Increases Size & Scale

- Increases average daily production from 380 Boe/d to 1,830 Boe/d, a 382% increase (October 2021).
- Increases estimated PDP reserves from 1,468 Mboe to 6,305 Mboe, a 329% increase.[(1)(2)]
- Increases estimated PDP PV-10 from $21.5 million to $132.6 million, a 529% increase.[(1)(2)]

Accretive to Shareholders

- Expected to immediately improve cash flow per share.
- Expected to immediately improve operating margins on a cash flow per BOE metric.
- Expected significant cost savings through operational synergies and corporate efficiencies expected throughout 2022.

Strong Balance Sheet and Zero Net Debt

- Post transaction USEG has $3.5 million of cash and $3.5 million of debt.
- New $100 million Credit Facility with $15 million borrowing base provides incremental liquidity.
- Company plans to operate with low total leverage.

Experienced and Highly Aligned Board

- John Weinzierl to serve as Chairman of the Board.
- Mr. Weinzierl is a former founder of Memorial Resource Partners and senior partner at NGP.
- Highly aligned Board of Directors with an ownership position of ~82%.

Transaction Valuation Summary

*All amounts in millions except share price		**Closing Price 1/6/22**
Shares issued to seller		19.9
USEG share price	$	3.40
Equity consideration	**$**	**67.7**
Plus: Debt assumed		3.50
Plus: Cash to settle		1.25
Total consideration	**$**	**72.4**
USEG initial shares outstanding		4.7
Shares issued		19.9
Total USEG shares outstanding		**24.6**

(1) NYMEX and Henry Hub Strip oil and natural gas pricing as of 1/5/22
(2) Reserves based on internal October 1, 2021 report at Strip pricing as of 1/5/22. Average daily production is October 2021 average.

U.S. Energy Corp. ("USEG") is committed to ESG stewardship and being a leader in reducing our carbon footprint while maintaining environmental responsibility through our guiding principles:

Performance

U.S. Energy Corp. plans to improve operational performance of all owned assets throughout their lifespan by prioritizing ESG initiatives in our decision making. USEG is dedicated to the environmental, health and safety performance, water management, workplace diversity / inclusion, and community relations in our footprint of operations.

Transparency

U.S. Energy Corp. strives to always be transparent to our shareholders concerning our performance and greenhouse gas emissions / carbon footprint as we continue to operate and grow into the future. We will use performance indicators to track our success as well as collaborate with NGO's, external advisors, and third-party experts to continuously improve ESG performance.

Strategy

U.S. Energy Corp.'s go forward strategy for our business is to implement these principles, be mindful of new and past ESG / Green initiatives and prioritize our corporate responsibility to the communities we touch. We plan to set internal targets concerning green house gas emissions, implement policies concerning flaring and methane management, and identify potential liabilities of future operations and plan to minimize any potential future environmental risks.

Track Record of Successfully Simplifying Capital Structure

- Recently entered into a new $100 million credit facility with $15 million borrowing base.
- Successfully accessed public equity markets for strategic acquisitions in extremely difficult market.
- Further simplified the balance sheet eliminating its 12.25% Series A Convertible Preferred Stock for $2 million in cash and 328,000 shares; equivalent to the $3.5 million liquidation preference of the Preferred Stock.



9/30/20: Direct Offering of Common Stock
Gross proceeds of $1.65 million.
Offer price: $5.25/sh.
23% pricing discount.
17% of market cap.
12/31/20: Redemption of All Series A Convertible Preferred Stock
$3.5m liquidation preference.
Redeemed in exchange for $2 million in cash and 328,00 shares of USEG common stock.
10/5/2021: Announcement of Transformativee Acquisition:
Issuance of 19.5 million shares of common stock
Pay $1.25 million of cash
Assume $3.3 million of debt
11/12/20: Common Stock Offering
Gross proceeds of $3.45 million.
Offer price: $3.00/sh.
25% pricing discount.
30% of market cap.
2/17/21: Common Stock Offering
Gross proceeds of $5.77 million.
Offer price: $5.10/sh.
28% pricing discount.
28% of market cap.
1/5/22: New Credit Facility:
$100 million credit facility.
Initial $15 million borrowing base.
USEG $ / Share
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
January-20
February-20
March-20
April-20
May-20
June-20
July-20
August-20
September-20
October-20
November-20
December-20
January-21
February-21
March-21
April-21
May-21
June-21
July-21
August-21
September-21
October-21
November-21
December-21

Consistently Successful M&A Activity

U.S. ENERGY CORP.

Additional M&A Transactions

- USEG has completed three other M&A transactions since existing management took control in December 2019.
- Added a total of $9.2 mm of estimated PDP PV-10 at then current strip for total purchase aggregate consideration of $1.2 mm financed using a mix of cash (55%) and equity (45%).
- Assets acquired from both private entities and a Chapter 7 bankruptcy process.
- Executed without adding any incremental leverage – used public currency and equity capital markets.

Period:
3Q2020.
Asset Overview:
Purchase of Op. & Non-Op. Assets in Lea County, NM & Converse County, WY.
Seller:
Chapter 7 – Fieldpoint Petroleum.
Consideration:
$500k Cash.
Status at close:
Operated Prod. Shut off, Little Overall Prod. and netted by Operators, PV-10 of $2.5mm, ~800 HBP Net Acres.
Status Today:
Improved Status with Large Operators and Remedied Non-Op Cash Flows, Operated Prod. Online.

Asset Overview Map



WY
Natrona
Converse
Platte
NM
Chaves
Lea
Eddy

4Q2019 — 1Q2020 — 2Q2020 — 3Q2020 — 4Q2020

Period:
1Q2020.
Asset Overview:
Purchase of Assets in North Dakota.
Seller:
Private Operator.
Consideration:
$275k in USEG stock at $4.60 per share and $150k Cash Consideration.
Status at close:
20 Bbl/d, 1,300 HBP Net Acres in McKenzie and Divide Counties.
Status Today:
Production Levels Maintained, Development supported by Sustained Price Recovery.

Asset Overview Map



Divide
Burke
Renville
Bottineau
Williams
Mountrail
Ward
McHenry
McKenzie
McLean
Dunn
Mercer
Oliver
Billings
Golden Valley
Stark
Morton

Period:
4Q2020.
Asset Overview:
Purchase of Operated Assets in Liberty County, TX.
Seller:
Private Equity Portfolio Company.
Consideration:
$250k in USEG stock at $3.72 per share.
Status at close:
$1.1mm Reserve Value, 5bbl/d, 680 HBP Net Acres.
Status Today:
$400k Capex spent, producing ~80-100 Bbl/d.

Asset Overview Map



San Augustine
Sabine
Houston
Angelina
Trinity
Newton
Polk
Tyler
Jasper
Walker
San Jacinto
Hardin
Montgomery
Liberty
Orange
Jefferson
Harris
Chambers

Experienced and Highly Aligned Board of Directors

U.S. ENERGY CORP.

John Weinzierl
Chairman

- John Weinzierl co-founded Memorial Resource Development LLC, an oil and gas production company, in 2011. Since the company's formation, John led the public listing and of two subsidiary companies, Memorial Resource Development Corp. and Memorial Production Partners LP, and was CEO of an organization that had over 500 employees, produced over 1 billion cubic feet equivalent of gas per day, and operated in six states. In 1999, Weinzierl moved to Dallas and joined Natural Gas Partners (NGP), a private equity firm focused on the energy industry, and rose to the position of managing director and operating partner. He moved back to Houston in 2007 to open and lead the firm's Houston office. He began his career as a petroleum engineer for Conoco, Inc. John is a licensed Professional Engineer (PE) in the State of Texas, and earned a B.S. in Petroleum Engineering and an MBA from the University of Texas at Austin, which recognized him as both a Distinguished Alumnus from the Department of Petroleum Engineering

James Denny III
Independent Director

- Mr. Denny possesses more than 45 years of industry related experience. Mr. Denny previously served as Executive Vice President of Operations for Lilis Energy during 2018 and 2019. Mr. Denny served as Vice President at Siltstone from 2016 to 2018 and as Magnum Hunter Resource Corporation's Executive Vice President of Operations and as President of the Appalachian Division from 2007 to 2016. Mr. Denny also served as President and Chief Executive Officer of Gulf Energy Management Company, a wholly-owned subsidiary of Harken Energy Corporation from 2002 to 2007. He is also a member of various industry associations, including the American Petroleum Institute, the National Society of Professional Engineers, the Society of Petroleum Engineers and the Society of Petroleum Evaluation Engineers. He is a graduate of the University of Louisiana-Lafayette with a Bachelor of Science in Petroleum Engineering.

Randall Keys
Independent Director

- Mr. Keys served as Chief Executive Officer of Evolution Petroleum Corporation, a NYSE-listed exploration and production company, prior to his retirement in 2018. He joined Evolution in 2014 as Chief Financial Officer. Mr. Keys has over 35 years of experience in the oil and gas industry, including positions as Chief Financial Officer of public energy companies. He earned a B.B.A. in Accounting from the University of Texas at Austin and began his career with the accounting firm of KPMG. The Board has concluded that Mr. Keys' broad experience in the energy industry qualifies him for service as an independent director. Further, his experience as a financial officer in public energy companies, experience with SEC reporting requirements and his education and prior certification as a CPA qualifies him to serve as an Audit Committee Financial Expert.

Joshua Batchelor
Independent Director

- Prior to co-founding Sage Road, Mr. Batchelor was a Principal at Quantum Energy Partners, a leading energy-focused private equity firm with over $6 billion of capital under management. At Quantum, he was responsible for sourcing, evaluating, structuring and executing investment opportunities; portfolio company monitoring; and transaction exits and monetizations. Additionally, Mr. Batchelor worked closely with Quantum's portfolio companies on such activities as financings, hedging strategies and evaluating and executing merger, acquisition and divestiture opportunities. Prior to joining Quantum in 2007, Mr. Batchelor was at Behrman Capital, a middle market private equity firm focused on technology, healthcare and business services. Mr. Batchelor began his career as a financial analyst at Morgan Stanley Capital Partners. Mr. Batchelor holds a B.A. in Mathematical Methods in Social Sciences and Economics with honors from Northwestern University.

Stephen Slack
Independent Director

- Mr. Slack is the former President and Chief Executive Officer of South Bay Resources, L.L.C., a privately held oil and gas exploration and production company, and of its subsidiary South Bay Resources Canada, Inc. Prior to founding South Bay in 2001, Mr. Slack served as Senior Vice President and Chief Financial Officer of Pogo Producing Company, Inc. (formerly NYSE: PPP), an independent oil and gas producer, from 1988 to 1998, and as a director from 1990 to 1998. From March 2003 to August 2010, Mr. Slack served as a director of The Cornell Companies, Inc. (formerly NYSE: CRN). During his tenure, Mr. Slack served as chair of the Audit Committee, the Committee's designated financial expert and as a member of the Compensation Committee. Mr. Slack received his bachelor's degree from the University of Southern California and his Master of Business Administration from Columbia University.

Duane King
Independent Director

- Mr. King has served as CEO of Synergy Offshore, LLC (which he co-founded) since October 2010. In 2002, Mr. King co-founded Synergy Oil & Gas, L.P. ("Synergy LP"). In 2010 and 2011, Synergy LP sold its assets, providing a successful exit to its private equity sponsor, Natural Gas Partners, while retaining interest in a midstream processing company and an exploration project. In 1991, Mr. King co-founded Synergy Oil & Gas, Inc and in 2001, successfully sold the company. From 1988 to May 1991, he served as an Associate with the Chase Manhattan Bank in the Energy Division in Houston and New York, specializing in energy corporate finance. From 1984 to 1986, Mr. King was a Production Engineer for Mitchell Energy & Development Corp. in Midland, Texas. Mr. King received his B.S. with honors in Petroleum Engineering from the University of Texas and obtained an MBA from the University of Texas where he was a Sord Scholar.

Ryan Smith
CEO and Director

- Mr. Smith has served as the Company's Chief Executive Officer since December 2019 and as the Company's Chief Financial Officer since January 2017. Prior to this position, Mr. Smith served as Emerald Oil Inc.'s Chief Financial Officer from September 2014 to January 2017 and Vice President of Capital Markets and Strategy from July 2013 to September 2014. Prior to joining Emerald, Mr. Smith was a Vice President in Canaccord Genuity's Investment Banking Group focused solely on the energy sector. Mr. Smith joined Canaccord Genuity in 2008 and was responsible for the execution of public and private financing engagements along with mergers and acquisitions advisory services. Prior to joining Canaccord Genuity, Mr. Smith was an Analyst in the Wells Fargo Energy Group, working solely with upstream and midstream oil and gas companies. Mr. Smith holds a Bachelor of Business Administration degree in Finance from Texas A&M University.

U.S. Energy Directors own approximately 82% of outstanding shares